                                                                     Exhibit 2.3

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is
                                                          ---------
entered into this 13th day of November, 2000, by and between Shell Epoxy Resins Inc. (the "Assignor") and Shell Epoxy Resins LLC (the "Assignee").
           ---------                                    --------

          WHEREAS, the parties hereto deem it desirable and in their respective best interests to enter into this Agreement and for the Assignor to assign, transfer and convey all of its rights and obligations under the "Executed Documents" to the Assignee. As used herein, "Executed Documents" means the Sale Agreement (the "Sale Agreement"), dated September 11, 2000, between Shell
                --------------
Petroleum N.V. ("SPNV") and the Assignor, the Seller Disclosure Letter, dated
                 ----
September 11, 2000, between SPNV and the Assignor, the Investigations Agreement, dated September 11, 2000, between the Assignor and SPNV and the Human Resources Agreement, dated September 11, 2000, among the Assignor, SPNV and Resin Acquisition, LLC ("Resin"), in each case as may be amended or supplemented from
                   -----
time to time; and

          WHEREAS, the Assignee is a wholly owned subsidiary of the Assignor.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1.   Assignment and Assumption of Assignor's Interest.
               ------------------------------------------------

          The Assignor hereby assigns, transfers and conveys to the Assignee without recourse and without representation or warranty, and the Assignee hereby receives and accepts from the Assignor, all of the Assignor's rights and obligations relating to or under the Executed Documents, and in consideration thereof, the Assignee hereby agrees to assume all of the Assignor's liabilities under the Executed Documents and to be bound by all the terms of the Executed Documents; provided that, the Assignor's assignment of its rights under the Executed Documents shall not release the Assignor from any obligation under any such agreement.

          2.   Miscellaneous.
               -------------

               (a) The Assignee agrees to be bound by all of the provisions of the Executed Documents.

               (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

               (c) This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together when delivered shall constitute one and the same agreement.

               (d) This Agreement and the instruments or agreements referred to herein contain the complete agreement among the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral which may have related to the subject matter hereof in any way.

               (e) This Agreement may only be amended in a writing executed by all parties hereto.

                                 *  *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Assignment and Assumption Agreement on the date first written above.


                                        SHELL EPOXY RESINS INC.



                                        By: /s/ D.G Naugle
                                            ------------------------------
                                            Name: D.G. Naugle
                                            Title: Attorney-In-Fact


                                        SHELL EPOXY RESINS LLC



                                        By: /s/ D.G. Naugle
                                            ------------------------------
                                            Name: D.G. Naugle
                                            Title: Attorney-In-Fact

                             RESIN ACQUISITION, LLC


                                    CONSENT


                                       TO


                      ASSIGNMENT AND ASSUMPTION AGREEMENT

          Resin Acquisition, LLC hereby acknowledges and consents to the assignment and assumption agreement (the "Assignment and Assumption Agreement")
                                          -----------------------------------
attached hereto as Exhibit A, pursuant to which the Assignor has assigned,
                   ---------
transferred and conveyed, and the Assignee has received and accepted from the Assignor, all of the Assignor's rights and obligations relating to or under the Executed Documents, and the Assignee has agreed to assume all of the Assignor's liabilities relating to or under the Executed Documents and to be bound by all the terms of the Executed Documents. Effective after any such assignment, Assignee will be considered the BUYER (as such term is defined in the Sale Agreement) under the Sale Agreement.

          Resin Acquisition, LLC agrees that all notices required or permitted under the terms and provisions of the Assignment and Assumption Agreement and the Executed Documents shall be given to the Assignee, in the respective manner provided for notices to be given under such applicable agreement at the address of the Assignee set forth herein, or at such other address as the Assignee shall from time to time designate in accordance with the notice provisions of such applicable agreement.

          For the benefit of the Assignee, Resin Acquisition, LLC hereby acknowledges that the provisions hereof shall constitute its written consent to the assignment, transfer and conveyance contemplated by the Assignment and Assumption Agreement.

          The Assignee's address is as follows:

          Shell Epoxy Resins LLC
          1600 Smith Street
          Houston, Texas 77002
          Attention: President
          Facsimile: (713) 241-5333

          with a copy to each of:

          RPP Holdings LLC
          c/o Apollo Management IV, L.P.
          1301 Avenue of the Americas, 38th Floor
          New York, New York 10019
          Attention:  Josh Harris
          Facsimile:  (212) 515-3232

          and

          O'Sullivan Graev & Karabell, LLP
          30 Rockefeller Plaza
          New York, New York 10112
          Attention:  John J. Suydam, Esq.
          Facsimile:  (212) 218-6220

          Capitalized terms used herein, but not otherwise defined herein, shall have the meanings attributed to them in the Assignment and Assumption Agreement.


                                        RESIN ACQUISITION, LLC



                                        By:/s/ Scott Kleinman
                                           --------------------------
                                           Name: Scott Kleinman
                                           Title: Attorney-In-Fact

                              SHELL PETROLEUM N.V.

                                    CONSENT

                                       TO

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

          Shell Petroleum N.V. hereby acknowledges and consents to the assignment and assumption agreement (the "Assignment and Assumption Agreement")
                                          -----------------------------------
attached hereto as Exhibit A, pursuant to which the Assignor has assigned,
                   ---------
transferred and conveyed, and the Assignee has received and accepted from the Assignor, all of the Assignor's rights and obligations relating to or under the Executed Documents, and the Assignee has agreed to assume all of the Assignor's liabilities relating to or under the Executed Documents and to be bound by all the terms of the Executed Documents. Effective after any such assignment, Assignee will be considered the BUYER (as such term is defined in the Sale Agreement) under the Sale Agreement.

          Shell Petroleum N.V. agrees that all notices required or permitted under the terms and provisions of the Assignment and Assumption Agreement and the Executed Documents shall be given to the Assignee, in the respective manner provided for notices to be given under such applicable agreement at the address of the Assignee set forth herein, or at such other address as the Assignee shall from time to time designate in accordance with the notice provisions of such applicable agreement.

          For the benefit of the Assignee, Shell Petroleum N.V. hereby acknowledges that the provisions hereof shall constitute its written consent to the assignment, transfer and conveyance contemplated by the Assignment and Assumption Agreement.

          The Assignee's address is as follows:

          Shell Epoxy Resins LLC
          1600 Smith Street
          Houston, Texas 77002
          Attention: President
          Facsimile: (713) 241-5333

          with a copy to each of:

          RPP Holdings LLC
          c/o Apollo Management IV, L.P.
          1301 Avenue of the Americas, 38th Floor
          New York, New York 10019
          Attention:  Josh Harris
          Facsimile:  (212) 515-3232

          and

          O'Sullivan Graev & Karabell, LLP
          30 Rockefeller Plaza
          New York, New York 10112
          Attention:  John J. Suydam, Esq.
          Facsimile:  (212) 218-6220

          Capitalized terms used herein, but not otherwise defined herein, shall have the meanings attributed to them in the Assignment and Assumption Agreement.


                                        SHELL PETROLEUM N.V.



                                        By:/s/ D.G. Naugle
                                           ---------------------------
                                           Name: D.G. Naugle
                                           Title: Attorney-In-Fact